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                                                                   EXHIBIT 10.20


                              THE HOME DEPOT, INC.

               NON-QUALIFIED STOCK OPTION AND DEFERRED STOCK UNITS
                               PLAN AND AGREEMENT


         THIS NON-QUALIFIED STOCK OPTION AND DEFERRED STOCK UNITS PLAN AND AGREEMENT evidences that, subject to the following terms and conditions, on December 4, 2000 (the "Grant Date"), The Home Depot, Inc., a Delaware Corporation, (the "Company") granted to Robert L. Nardelli (the "Executive") the following: (i) a non-qualified stock option (the "Option"), for the purchase of two million five hundred thousand (2,500,000) shares of the Company's Common Stock, $.05 par value ("Common Stock"), at an option price of forty dollars and seventy-five cents ($40.75) per share (the "Option Price"), and (ii) an award of deferred stock units corresponding to seven hundred fifty thousand (750,000) shares of Common Stock (each a "Deferred Stock Unit").

         1. DEFINITIONS. As used herein, the following terms shall be defined as set forth below:

         (a) "CAUSE" shall mean that Executive has been convicted of a felony involving theft or moral turpitude, or engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to Executive's employment duties which results in material economic harm to the Company; provided, however, that for purposes of determining whether conduct constitutes willful gross misconduct, no act on Executive's part shall be considered "willful" unless it is done by Executive in bad faith and without reasonable belief that his action was in the best interests of the Company. Notwithstanding the foregoing, the Company may not terminate Executive's employment for Cause unless (1) a determination that Cause exists is made and approved by a majority of the Company's Board of Directors (the "Board"), (2) Executive is given at least thirty (30) days' written notice of the Board meeting called to make such determination, and (3) Executive and his legal counsel are given the opportunity to address such meeting.

         (b)      A "CHANGE IN CONTROL" shall be deemed to have occurred if:

                  (1) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), excluding for this purpose, (A) the Company or any subsidiary of the Company, or (B) any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership


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                          percentage resulting solely from an acquisition of
                          securities by the Company; or

                  (2) During any two (2) consecutive years (not including any period beginning prior to December 3, 2000), individuals who at the beginning of such two (2) year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board; or

                  (3) Consummation of a reorganization, merger or consolidation or sale of the Company or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of the Company; or

                  (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (c)      "COMMITTEE" means the Compensation Committee of the Board.

         (d) "DISABILITY" means Executive's inability to substantially perform his duties under that certain employment agreement entered into between the Company and Executive effective as of December 4, 2000 (the "Employment Agreement"), with reasonable accommodation, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and Executive or, if the Company and Executive cannot agree upon a physician, by a physician selected by agreement of a physician designated by the Company and a physician designated by Executive; provided, however, that if such physicians cannot agree upon a third physician within thirty (30) days, such third physician shall be designated by the American Arbitration Association.


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         (e)      "GOOD REASON" shall mean, without Executive's consent, (1) the assignment to Executive of any duties inconsistent in any material respect with Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as contemplated by Section 3 of the Employment Agreement, or any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities, excluding any isolated and inadvertent action not taken in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Executive; (2) any failure by the Company to comply with any of the provisions of Sections 4 or 5 of the Employment Agreement other than an isolated and inadvertent failure not committed in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Executive; (3) Executive being required to relocate to a principal place of employment more than twenty-five (25) miles from his principal place of employment with the Company as of December 4, 2000; (4) delivery by the Company of a notice discontinuing the automatic extension provision of Section 2 of the Employment Agreement; (5) failure by the Company to elect Executive to the position of sole Chairman of the Board in compliance with the terms of Section
3.1 of the Employment Agreement; or (6) any purported termination by the Company of Executive's employment otherwise than as expressly permitted by the Employment Agreement.

         2.       STOCK OPTION.

         (a) INITIAL EXERCISE. Twenty percent (20%) of the total number of shares of Common Stock subject to the Option shall be exercisable immediately on or after the Grant Date, and an additional twenty percent (20%) of the total number of shares of Common Stock subject to the Option shall become exercisable on or after the first, second, third and fourth anniversaries of the Grant Date if Executive remains an employee of the Company through such dates, subject to subparagraph (c) below. In addition, the Option shall be fully exercisable immediately upon the occurrence of a Change in Control while Executive is employed by the Company.

         (b) EXPIRATION. The Option shall expire with respect to any share of Common Stock on the tenth anniversary of the date that the Option first becomes exercisable with respect to such share, unless the Option expires earlier in accordance with subparagraph (c) below upon a termination of employment by the Company for Cause or by Executive without Good Reason.

         (c) TERMINATION OF EMPLOYMENT. If (1) the Company terminates Executive's employment other than for Cause, (2) Executive, upon fifteen (15) days' prior written notice, terminates his employment for Good Reason, or (3) Executive's employment terminates due to death or Disability, the Option shall immediately become fully exercisable as of the date of termination. In the event of discharge by the Company for Cause or termination by Executive without Good Reason, the Option shall immediately lapse and become null and void on and as of the date of termination with respect to all shares of Common Stock subject to the Option (whether or not then exercisable), unless a Change in Control has occurred prior to such date of termination, in which case the Option shall remain exercisable in accordance with subparagraph (b) above without regard to Executive's termination.

         (d) METHOD OF EXERCISE. Exercisable shares under the Option may be exercised in whole or in part, with respect to whole shares of Common Stock, from time to time until the tenth anniversary of the date that the Option first becomes exercisable with respect to such


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shares. Exercise shall be by notice of exercise to the Stock Administration
Department of the Company, specifying the number of shares to be purchased, the Option Price of each share and the aggregate Option Price for all shares being purchased under said notice. The notice shall be accompanied by payment of the aggregate Option Price for the number of shares purchased and any applicable withholding taxes. Such exercise (subject to Paragraph 5 below) shall be effective upon the actual receipt of such payment and notice to the Company. The aggregate Option Price for all shares purchased pursuant to an exercise of the Option shall be paid by check payable to the order of the Company, shares of Common Stock of the Company held by Executive for at least six (6) months, the fair market value of which at the time of such exercise is equal to the aggregate Option Price (or portion thereof to be paid with previously owned Common Stock), or a combination of both. Payment of the Option Price in shares of Common Stock shall be made by delivering properly endorsed stock certificates to the Company or otherwise causing such Common Stock to be transferred to the account of the Company, or constructively exchanging such shares by a procedure established by the Committee so that Executive receives the excess of shares exercised under the Option over the shares owned by Executive and shares retained by the Company to satisfy withholding requirements. In addition, the aggregate Option Price for all shares purchased pursuant to an exercise of the Option may be paid from the proceeds of sale through a bank or broker on the date of exercise of some or all of the shares to which the exercise relates. There shall be furnished with each notice of the exercise of any portion of the Option such documents as the Company in its discretion may deem necessary to assure compliance with applicable rules and regulations of any stock exchange or governmental authority. No rights or privileges of a stockholder of the Company in respect to such shares issuable upon the exercise of any part of the Option shall accrue to Executive unless and until certificates representing such shares have been registered in Executive's name.

         3.       DEFERRED STOCK UNITS.

         (a) VESTING SCHEDULE; ISSUANCE OF SHARES. One hundred fifty thousand (150,000) Deferred Stock Units shall become vested on the Grant Date and each of the first four anniversaries of the Grant Date (the "Vesting Dates"); provided that, except as provided in subparagraph (c) below, Executive is employed by the Company on the applicable Vesting Date. The Company shall issue one share of Common Stock to Executive for each vested Deferred Stock Unit on January 1 of the third calendar year following the calendar year in which the Deferred Stock Unit vests (as illustrated in the schedule on Appendix A hereto), unless (1) Executive has elected to defer the issuance of such shares pursuant to subparagraph (b) below, or (2) Executive's employment terminates prior to such date (in which case shares shall be issued as provided under subparagraph
(c) below). Each Deferred Stock Unit shall be cancelled upon the issuance of a share of Common Stock with respect thereto.

         (b) DEFERRAL. Executive may elect in writing on or before December 31 of the calendar year following the calendar year in which the Deferred Stock Units vest (the "Latest Deferral Date"), to defer the issuance of shares of Common Stock with respect to all or a part of such vested Deferred Stock Units. Any such election shall specify the date of issuance for the deferred shares and shall be irrevocable after the Latest Deferral Date.


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         (c)      TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL. If (1) the
Company terminates Executive's employment other than for Cause, (2) Executive, upon fifteen (15) days' prior written notice, terminates his employment for Good Reason, (3) Executive's employment terminates due to death or Disability, or (4) a Change in Control occurs while Executive is employed by the Company, any Deferred Stock Units that have not yet vested shall immediately vest. Unless Executive has elected pursuant to subparagraph (b) above to defer issuance to a later date, the Company shall issue to Executive, within ten (10) days after the termination of Executive's employment for any reason, one share of Common Stock for each outstanding vested Deferred Stock Unit, and each outstanding Deferred Stock Unit shall be cancelled.

         (d) LIMITATION OF RIGHTS; DIVIDEND EQUIVALENTS. Executive shall not have any right to transfer any rights under the Deferred Stock Units except as permitted by Paragraph 6 below, shall not have any rights of ownership in the shares of Common Stock subject to the Deferred Stock Units prior to the issuance of such shares, and shall not have any right to vote such shares. Executive, however, shall receive a cash payment equal to the cash dividends paid on shares underlying outstanding vested Deferred Stock Units when cash dividends are paid to shareholders of the Company.

         4. ADMINISTRATION. This Plan and Agreement shall be administered by the Committee. The interpretation and construction by the Committee of any provision herein and any determination by the Committee pursuant to any provision of this Plan and Agreement shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

         5. COMPLIANCE WITH LAWS. The Option shall not be exercised and no related share certificates shall be delivered if in the sole discretion of the
Company: (a) such exercise or delivery would constitute a violation of any provision of, or any regulation or order entered pursuant to, any law purporting to regulate wages, salaries or compensation; or (b) any requisite approval, consent, registration or other qualification of any stock exchange upon which the securities of the Company may then be listed, the Securities and Exchange Commission or other governmental authority having jurisdiction over the exercise of the Option or the issuance of shares shall not have been secured.

         6. TRANSFERABILITY. Except as otherwise provided in this Paragraph 6, the Option and Deferred Stock Units granted pursuant to this Plan and Agreement shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than, in the case of the Option, by will or under the laws of descent and distribution, whether by the operation of law or otherwise. Additionally, Executive may transfer the Option and Deferred Stock Units, in whole or in part, to a spouse or lineal descendant (a "Family Member"), a trust for the exclusive benefit of Executive and/or Family Members, a partnership or other entity in which all the beneficial owners are Executive and/or Family Members, or any other entity affiliated with Executive that may be approved by the Committee (a "Permitted Transferee"). Subsequent transfers of the Option and Deferred Stock Units shall be prohibited except in accordance with this Paragraph 6. All terms and conditions of the Option and Deferred Stock Units, including provisions relating to the termination of Executive's employment with the Company, shall continue to apply following a transfer made in accordance with this Paragraph 6. The Option may be exercised, during Executive's lifetime, only by Executive or, in the event of Executive's legal incapacity, by


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Executive's guardian or legal representative acting in a fiduciary capacity on behalf of Executive under state law, or a Permitted Transferee to whom Executive has transferred the Option. Upon any attempt of a transfer of the Option and Deferred Stock Units prohibited by this Paragraph 6, the Option and Deferred Stock Units shall immediately become null and void.

         7. ADJUSTMENTS. The number of shares covered by the Option and the Deferred Stock Units, the price per share applicable to the Option and, if applicable, the kind of shares covered by the Option and Deferred Stock Units shall be adjusted to reflect any stock dividend, stock split, or combination of shares of the Company's Common Stock. In addition, the Committee may make or provide for such adjustment in the number of shares covered by the Option and the Deferred Stock Units, the price per share applicable to the Option, and the kind of shares covered the Option and the Deferred Stock Units, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of Executive's rights that otherwise would result from (a) any exchange of shares of the Company's Common Stock, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for the Option and the Deferred Stock Units such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the Option and the Deferred Stock Units so replaced.

         8. FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares pursuant to this Plan and Agreement, and the Committee may round fractions down.

         9. TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any benefit realized by Executive or any other person under this Plan and Agreement, it shall be a condition to the realization of such benefit that Executive or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld, which arrangements may include Executive's delivery to the Company of a check equal to the amount of such taxes. Upon the payment of any dividend equivalents payable pursuant to Paragraph 3(d) above, Executive agrees that the Company shall deduct therefrom such amounts as are necessary to satisfy applicable withholding requirements.

         10. NO IMPACT ON OTHER BENEFITS AND EMPLOYMENT. This Plan and Agreement shall not confer upon Executive any right with respect to continuance of employment or other service with the Company and shall not interfere in any way with any right that the Company would otherwise have to terminate Executive's employment at any time, subject to the terms of the Employment Agreement. Nothing herein contained shall affect Executive's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employment plan or program of the Company or any of its subsidiaries nor constitute an obligation for continued employment.



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         11.      CANCELLATION. With Executive's concurrence, the Committee may cancel this Plan and Agreement. In the event of such cancellation, the Committee may authorize the granting of a new option and deferred stock units, which may or may not cover the same number of shares that had been the subject of the Option and Deferred Stock Units, in such manner, at such option price and subject to such other terms and conditions as then determined by the Committee.

         12. GOVERNING LAW. The validity, construction and effect of this Plan and Agreement and the Option will be determined in accordance with (a) the Delaware General Corporation Law, and (b) to the extent applicable, other laws (including those governing contracts) of the State of Georgia (without regard to the choice of law provisions thereof).

         13. MERGER CLAUSE. This Plan and Agreement supersedes any and all understandings between the Company and Executive with respect to the Option and the Deferred Stock Units, except in the case of an inconsistency with terms and conditions expressly provided in the Employment Agreement, in which case such Employment Agreement terms and conditions will govern, and, except as otherwise provided herein, this Plan and Agreement may be amended only in writing signed by the Company and Executive.

PLEASE INDICATE YOUR UNDERSTANDING AND ACCEPTANCE OF THE FOREGOING BY SIGNING AND RETURNING A COPY OF THIS PLAN AND AGREEMENT.



                                        THE HOME DEPOT, INC.


                                        /s/ Bernard Marcus
                                        ------------------------------------
                                        By:   Bernard Marcus
                                              Co-Chairman of the Board

        I hereby acknowledge receipt of the Option and the Deferred Stock Units granted on December 4, 2000, which have been granted to me under the foregoing terms and conditions. I further agree to conform to all of the terms and conditions of the Option and such Deferred Stock Units.

                                        EXECUTIVE



                                        /s/ Robert L. Nardelli
                                        --------------------------------------
                                        Robert L. Nardelli

                                        Date:
                                               -------------------------------


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                                   APPENDIX A

                        SCHEDULE FOR DEFERRED STOCK UNITS



     NUMBER OF
     DEFERRED                                                                             DISTRIBUTION DATE
     STOCK UNITS              VESTING DATE                 LATEST DEFERRAL DATE           IF NO DEFERRAL

1.     150,000              December 4, 2000                 December 31, 2001              January 1, 2003
2.     150,000              December 4, 2001                 December 31, 2002              January 1, 2004
3.     150,000              December 4, 2002                 December 31, 2003              January 1, 2005
4.     150,000              December 4, 2003                 December 31, 2004              January 1, 2006
5.     150,000              December 4, 2004                 December 31, 2005              January 1, 2007


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